AMENDMENT
                                     OF THE
                    GENERAL AMERICAN INVESTORS COMPANY, INC.
                             EMPLOYEES' THRIFT PLAN


         WHEREAS, General American Investors Company, Inc. (the "Company") adopted the General American Investors Company, Inc. Employees' Thrift Plan (the "Plan"), effective as of July 1, 1959; and

         WHEREAS, the Plan was amended and restated on April 14, 1976, effective as of December 31, 1975; and

         WHEREAS, the Plan was further amended on April 12, 1978, December 8, 1982, December 12, 1984, September 11, 1985, September 10, 1986, December 19, 1989, December 19, 1994 and December 30, 1996;

         WHEREAS, Section 8(E) provides that the Company may amend the Plan at any time, except in certain respects not material hereto; and

         WHEREAS, the Board of Directors desires to make certain amendments to the Plan;

         NOW, THEREFORE, the Plan is hereby amended, effective as of the dates (or for the years) described below, in the following respects:

         1. Effective August 5, 1993, the first sentence of the second paragraph of Section 1(l) is amended to read in its entirety as follows:

                  For purposes of determining whether a One-Year Break in Service has occurred, an Employee who is absent from work (a) by reason of (i) the pregnancy of the

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         Employee, (ii) the birth of a child of the Employee or (iii) the placement of a child with the Employee in connection with the Employee's adoption of such child, or (b) for purposes of caring for a child of the Employee immediately following birth or placement in connection with adoption, or (c) pursuant to a leave of absence taken in accordance with the Family and Medical Leave Act of 1993, shall be credited with the Hours of Service which would otherwise normally have been credited to the Employee but for such absence (or if such Hours of Service cannot be determined, eight Hours of Service for each normal workday of absence) up to a maximum of 201 Hours of Service.

         2. Effective February 3, 1997, the first sentence of paragraph 1 of
Section 3 is hereby amended to read as follows:

         Each Participant may make monthly Participant Contributions which will be effected by payroll deductions, and the amounts so deducted shall be paid to the Trustee for the Participant's account no later than the 15th business day of the month following the month in which such amounts would otherwise have been payable to the Participant.

         3. Effective February 3, 1997, the second sentence of paragraph 1 of
Section 4 is hereby amended to read as follows:

         Company Contributions shall be paid to the Trust by the Company no later than the 15th business day of the month following the month in which such Regular Compensation would otherwise have been paid to the Participant.

         4. Effective January 1, 1998, paragraph 7 of Section 7(B) is amended in its entirety to read as follows:

                  Notwithstanding any other provision of the Plan to the contrary, if upon termination of employment (or as of the last valuation date of each Plan Year thereafter) the value of the vested portion of a Participant's account does not exceed $5,000, the Participant shall receive as soon as practicable following such termination of employment (or applicable valuation date

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         thereafter) a lump sum payment of such vested portion in full discharge of his account under the Plan.

         5. Effective January 1, 2000, Section 7(F) is amended by changing the title thereof to "Form of Payments; Mandatory Distributions".

         6. Effective January 1, 2000, Section 7(F) is further amended by deleting the last sentence thereof, and adding a new paragraph to read as follows:

                  Notwithstanding anything contained in the Plan to the contrary, in the event a Participant continues in employment after the end of the calendar year in which the Participant attains age 70 1/2, the value of the Participant's account shall be paid to the Participant no later than April 1 of the next calendar year (if such Participant was a 5-percent owner (within the meaning of Section 416(i)(1)(B) of the Code) of the Company at any time during the Plan Year ending in the calendar year in which the Participant attains age 70 1/2), or, if the Participant was not a 5-percent owner (within the meaning of Section 416(i)(1)(B) of the Code) of the Company during such Plan Year, no later than April 1 of the calendar year following the calendar year in which the Participant's employment terminates. The distributions required by this paragraph shall be made in a lump sum (or, if elected by the Participant, in installments as provided in paragraph 2 of
         Section 7(B)); provided, that in any event the amount and frequency of distributions required under this paragraph shall comply with the requirements of Section 401(a)(9) of the Code and the regulations thereunder. In succeeding calendar years, the value of the Participant's account as of the end of the preceding calendar year shall be paid to the Participant no later than December 31 of such succeeding calendar year, in accordance with the method of distribution then in effect.

         7. Effective January 1, 2000, the first sentence of Section 7(G) is amended in its entirety to read as follows:

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         This Section 7(G) applies to all distributions (other than special hardship distributions of a Participant's account attributable to Company Contributions made in accordance with paragraph 4 of Section 7(C).

         8. Effective for re-employments occurring on or after October 13, 1996,
Section 8(D) is amended by adding the following new paragraph at the end thereof:

                  Notwithstanding any provision of the Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code and loan repayments under the Plan will be suspended as permitted under Section 414(u)(4) of the Code.

         9. Effective for judgments entered on or after August 5, 1997, Section 10 is amended by adding the following immediately preceding the end thereof:

         or pursuant to a judgment, order, decree or settlement in accordance with the provisions of subparagraphs (C) and (D) of Section 401(a)(13) of the Code.

         10. Effective January 1, 2000, the third paragraph of Section 12 is amended by adding the following immediately preceding the end of the last sentence thereof:

         , and shall also include any elective deferral (within the meaning of Section 402(g)(3) of the Code) and any amount which is contributed or deferred by the Company at the election of the Employee and which is not includable in the gross income of the Employee by reason of Section 125 of the Code.

         11. Effective January 1, 2000, Section 12 is amended by deleting the last paragraph thereof.

         12. Effective January 1, 1997, subparagraph (b) of the second paragraph of Section 13(A) is amended in its entirety to read as follows:

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                  (b) The "Group of Highly Compensated Employees" shall include each Employee who is eligible to become a Participant pursuant to
         Section 2 and who (1) was a 5-percent owner (within the meaning of Section 416(i)(1)(B) of the Code) at any time during the Plan Year or the preceding Plan Year, or (2) had total compensation in excess of $80,000 (as adjusted for increases in the cost of living pursuant to Section 414(q) of the Code) for the preceding Plan Year and was in the top-paid group of Employees for the preceding Plan Year.

         13. Effective January 1, 1997, subparagraph (c) of the second paragraph of Section 13(A) is amended in its entirety to read as follows:

                  (c) An Employee's "total compensation" is the total compensation payable to an Employee by the Company in any Plan Year, and shall include any elective deferral (within the meaning of Section 402(g)(3) of the Code) and any amount which is contributed or deferred by the Company at the election of the Employee and which is not includable in the gross income of the Employee by reason of Section 125 of the Code.

         14. Effective January 1, 1997, subparagraphs (f) and (g) of the second paragraph of Section 13(A) are deleted in their entirety.

         15. Effective January 1, 1997, the last two sentences of Section 13(A) are amended in their entirety to read as follows:

         If the Contribution Percentage tests of this Section would not be satisfied in any Plan Year, the Employee Benefits Committee shall make the following adjustments to the extent necessary so that one of the tests will be satisfied:

                           (i) first, by reducing the Participant Contributions
                  with respect to the balance of the Regular Compensation payable to the Participant for the Plan Year;

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                      (ii) second, by paying to the Participant in cash a
                  portion of his Participant Contributions, adjusted for any gain or loss allocable thereto for the Plan Year;

                     (iii) third, by paying to the Participant in cash a portion of the Company Matching Contributions, adjusted for any gain or loss allocable thereto for the Plan Year, to the extent that the Participant is vested in his Company Matching Contributions; and

                      (iv) fourth, by forfeiting a portion of the Company
                  Matching Contributions, adjusted for any gain or loss allocable thereto for the Plan Year, to the extent the Participant is not vested in his Company Matching Contributions;

         The Employee Benefits Committee shall apply the foregoing provisions by leveling the highest dollar amount of Participant Contributions (and, if applicable, Company Matching Contributions) in respect of Participants in the Group of Highly Compensated Employees until one of the Contribution Percentage tests of this Section is satisfied.

         16. Effective January 1, 1997, Section 13(B) is amended by deleting subparagraph (c) of the second paragraph thereof in its entirety.

         17. Effective January 1, 1997, the last two sentences of Section 13(B) are amended in their entirety to read as follows:

         If the actual deferral percentage tests of this Section would not be satisfied in any Plan Year, the Employee Benefits Committee shall make the following adjustments to the extent necessary so that one of the tests will be satisfied:

                           (i) first, by reducing the Company Contributions with
                  respect to the balance of the total compensation of the Participant for the Plan Year; and

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                      (ii) second, by paying to the Participant in cash a
                  portion of his Company Contributions, adjusted for any gain or loss allocable thereto for the Plan Year.

         The Employee Benefits Committee shall apply the foregoing provisions by leveling the highest dollar amount of Company Contributions in respect of Participants in the Group of Highly Compensated Employees until one of the actual deferral percentage tests of this Section is satisfied.

         IN WITNESS WHEREOF, General American Investors Company, Inc. has caused this Amendment to be executed by its duly authorized officers as of the 13th day of October 1999.

ATTEST:


/s/ Carole Anne Clementi                         /s/ Eugene L. DeStaebler, Jr.
-------------------------                       ------------------------------
Secretary                                       Vice-President, Administration



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